UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 14, 2017

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, Paul D. Gilbert resigned as Executive Vice President and Chief Legal Officer of LifePoint Health, Inc. (the “Company”), effective as of such date, but Mr. Gilbert will remain a non-executive employee of the Company until March 31, 2017, to assist with certain transition matters.

In connection with his resignation, Mr. Gilbert entered into a voluntary separation and general release agreement with the Company.  The agreement provides for (i) a release of all claims by Mr. Gilbert in favor of the Company, subject to customary exceptions, (ii) a 24 month non-solicitation covenant by Mr. Gilbert and (iii) payment by the Company to Mr. Gilbert of his base salary for 12 months and a payment equal to six months of COBRA premiums.  In addition, Mr. Gilbert will be eligible to receive an annual bonus based on 2017 performance, up to a maximum of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Executive Vice President and Chief Financial Officer

Dated: February 16, 2017